Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2015

(Released February 16, 2016)
HIGHLIGHTS
GAAP losses for the fourth quarter of 2015 were ($0.53) per basic share, compared with fourth quarter 2014 losses of ($0.73) per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.58 per basic share for the fourth quarter of 2015, compared with fourth quarter 2014 Operating (non-GAAP) earnings of $0.80 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services**	Other**	Consolidated
4Q 2014 Net Income (Loss) - GAAP	$(134)	$54	$(246)	$20	$(306)

4Q 2014 Basic EPS* (avg. shares outstanding 421M)	$(0.31)	$0.13	$(0.59)	$0.04	$(0.73)
Special Items - 2014	0.76	0.01	0.76	—	1.53
4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.45	$0.14	$0.17	$0.04	$0.80
Distribution Revenues
Weather related	(0.06)	—	—	—	(0.06)
Normal Load	(0.02)	—	—	—	(0.02)
PA Rate Case	0.05	—	—	—	0.05
NJ Rate Case	(0.03)	—	—	—	(0.03)
Transmission Revenues	—	0.08	—	—	0.08
Commodity Margin	(0.01)	—	0.05	—	0.04
O&M Expenses	(0.06)	—	(0.04)	(0.02)	(0.12)
Depreciation	0.02	(0.01)	—	—	0.01
General Taxes	—	(0.02)	0.02	—	—
Investment Income	—	—	(0.01)	—	(0.01)
Interest Expense	—	—	—	(0.02)	(0.02)
Capitalized Financing Costs	—	(0.02)	—	—	(0.02)
Effective Income Tax Rate	—	—	(0.01)	(0.08)	(0.09)
Other	(0.02)	(0.01)	—	—	(0.03)
4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.32	$0.16	$0.18	$(0.08)	$0.58
Special Items - 2015	(0.27)	—	(0.28)	(0.56)	(1.11)
4Q 2015 Basic EPS* (avg. shares outstanding 423M)	$0.05	$0.16	$(0.10)	$(0.64)	$(0.53)

4Q 2015 Net Income (Loss) - GAAP	$20	$67	$(40)	$(273)	$(226)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

1

For the year ended December 31, 2015, GAAP earnings were $1.37 per basic share compared with $0.71 per basic share for the same period of 2014. Operating (non-GAAP) earnings*, excluding special items, were $2.71 per basic share for the year ended December 31, 2015, compared to $2.56 per basic share for the same period of 2014.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services**	Other**	Consolidated
2014 Net Income (Loss) - GAAP	$465	$223	$(331)	$(58)	$299

2014 Basic EPS* (avg. shares outstanding 420M)	$1.11	$0.53	$(0.79)	$(0.14)	$0.71
Special Items - 2014	0.82	0.01	1.01	0.01	1.85
2014 Basic EPS - Operating (Non-GAAP) Earnings*	$1.93	$0.54	$0.22	$(0.13)	$2.56
Distribution Revenues
Weather related	0.04	—	—	—	0.04
Normal Load/Rate Change	(0.02)	—	—	—	(0.02)
PA Rate Case	0.13	—	—	—	0.13
NJ Rate Case	(0.08)	—	—	—	(0.08)
WV Rate Case	0.02	—	—	—	0.02
Transmission Revenues	—	0.36	—	—	0.36
Commodity Margin	(0.01)	—	0.45	—	0.44
O&M Expenses	(0.09)	—	(0.04)	(0.04)	(0.17)
Depreciation	(0.02)	(0.04)	(0.01)	—	(0.07)
Pension/OPEB	(0.03)	—	(0.01)	—	(0.04)
General Taxes	—	(0.05)	0.05	—	—
Investment Income	—	—	(0.02)	(0.02)	(0.04)
Interest Expense	—	(0.05)	—	(0.05)	(0.10)
Capitalized Financing Costs	—	(0.02)	—	—	(0.02)
Effective Income Tax Rate	(0.03)	(0.02)	(0.03)	(0.20)	(0.28)
Other	(0.02)	(0.01)	0.01	—	(0.02)
2015 Basic EPS - Operating (Non-GAAP) Earnings*	$1.82	$0.71	$0.62	$(0.44)	$2.71
Special Items - 2015	(0.36)	—	(0.41)	(0.57)	(1.34)
2015 Basic EPS* (avg. shares outstanding 422M)	$1.46	$0.71	$0.21	$(1.01)	$1.37

2015 Net Income (Loss) - GAAP	$618	$298	$89	$(427)	$578

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings exclude special items as described below, and are a non-GAAP financial measure. Management uses Operating earnings and Operating earnings by segment to evaluate FirstEnergy Corp.'s (FE) performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate FE's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which excludes special items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2015 and 2014 GAAP to Operating earnings reconciliations can be found on pages 24-35 of this report and all GAAP to Operating earnings reconciliations are available on FE’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

**Disclosures for FE's reportable operating segments for 2014 have been adjusted to include the activity of FirstEnergy Ventures Corp.'s (FEV) investment in Global Mining Holding Company (Global Holding) from Competitive Energy Services to Corporate/Other, to conform to the current presentation.

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Consolidated Report to the Financial Community - 4th Quarter 2015                    2

Special Items - The following special items were recognized during the fourth quarter of 2015 and 2014:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 4Q 2015	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.26	$—	$0.09	$—	$0.35
Other	—	—	(0.01)	—	(0.01)
Merger accounting - commodity contracts	—	—	0.11	—	0.11
Regulatory charges	0.01	—	—	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.03	0.56	0.59
Trust securities impairment	—	—	0.04	—	0.04
Special Items - 2015	$0.27	$—	$0.28	$0.56	$1.11

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 4Q 2014	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.74	$0.01	$0.48	$—	$1.23
Other	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Regulatory charges	0.02	—	—	—	0.02
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Trust securities impairment	—	—	0.04	—	0.04
Plant deactivation costs	—	—	0.17	—	0.17
Special Items - 2014	$0.76	$0.01	$0.76	$—	$1.53

The following special items were recognized during 2015 and 2014:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2015	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.26	$—	$0.09	$—	$0.35
Other	—	—	(0.11)	—	(0.11)
Merger accounting - commodity contracts	—	—	0.16	—	0.16
Regulatory charges	0.07	—	—	—	0.07
Retail repositioning charges	—	—	0.05	—	0.05
Impact of non-core asset sales/impairments	0.01	—	0.05	0.57	0.63
Trust securities impairment	0.02	—	0.13	—	0.15
Plant deactivation costs	—	—	0.04	—	0.04
Special Items - 2015	$0.36	$—	$0.41	$0.57	$1.34

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 2014	Distribution	Transmission	Services	Other	Consolidated
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	$0.74	$0.01	$0.48	$—	$1.23
Other	—	—	0.11	—	$0.11
Merger accounting - commodity contracts	—	—	0.07	—	$0.07
Regulatory charges	0.07	—	0.01	—	$0.08
Retail repositioning charges	—	—	0.11	—	$0.11
Impact of non-core asset sales/impairments	—	—	(0.17)	0.02	$(0.15)
Trust securities impairment	0.01	—	0.05	—	$0.06
Plant deactivation costs	—	—	0.34	—	$0.34
Litigation resolution	—	—	—	(0.01)	$(0.01)
Loss on debt redemptions	—	—	0.01	—	$0.01
Special Items - 2014	$0.82	$0.01	$1.01	$0.01	$1.85

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Consolidated Report to the Financial Community - 4th Quarter 2015                    3

2016 1st Quarter Earnings Guidance
Operating (non-GAAP) earnings guidance for the first quarter of 2016, excluding special items, is $0.75 - $0.85 per basic share.

Q1 of 2016
(In millions, except per share amounts)	FirstEnergy Corp. Consolidated

1Q 2016F Net Income - GAAP	$305 - $345

1Q 2016F Basic EPS (avg. shares outstanding 424M)	$0.72 - $0.82
Excluding Special Items:
Regulatory charges	0.02
Merger accounting - commodity contracts	0.01
Total Special Items	0.03
1Q 2016F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 424M)	$0.75 - $0.85

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Consolidated Report to the Financial Community - 4th Quarter 2015                    4

4Q 2015 Results vs 4Q 2014 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the fourth quarter of 2015 were $20 million, or $0.05 per basic share, compared with fourth quarter 2014 losses of ($134) million, or ($0.31) per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.32 per basic share for the fourth quarter of 2015, compared with fourth quarter 2014 Operating (non-GAAP) earnings of $0.45 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2014 Net Loss - GAAP	$(134)

	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$(0.31)
	Special Items - 2014	0.76
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.45
	Distribution Revenues
	Weather related	(0.06)
	Normal Load	(0.02)
	PA Rate Case	0.05
	NJ Rate Case	(0.03)
For the year ended December 31, 2015, GAAP earnings were $618 million, or $1.46 per basic share compared with $465 million, or $1.11 per basic share, for the same period of 2014. Operating (non-GAAP) earnings, excluding special items, were $1.82 per basic share for the year ended December 31, 2015, compared to $1.93 per basic share for the same period of 2014.	Regulated Commodity Margin	(0.01)
	O&M Expenses	(0.06)
	Depreciation	0.02
	Other	(0.02)
	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.32
	Special Items - 2015	(0.27)
	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.05

	4Q 2015 Net Income - GAAP	$20

4Q 2015 vs 4Q 2014 Earnings Drivers, Excluding Special Items

•
Distribution Revenues - Total electric distribution deliveries decreased 2.2 million megawatt-hours (MWH), or 6.1%, and decreased earnings $0.08 per share. Residential sales decreased by 1.4 million MWH, or 10.6%, and sales to commercial customers decreased 350,000 MWH, or 3.4%. Heating-degree-days were 29.6% below the same period of 2014 and 29.5% below normal. Lower deliveries to both residential and commercial customers were primarily due to decreased weather-related usage, along with lower average customer usage. Deliveries to industrial customers decreased 489,000 MWH, or 3.9%, primarily due to lower usage in the steel, mining, chemical, and electrical and manufacturing sectors, partially offset by increased usage from shale gas and automotive sectors.

•	Pennsylvania Rate Case - Earnings increased $0.05 per share due to approved base distribution rate increases, net of incremental operating expenses, effective May 3, 2015.

•	New Jersey Rate Case - Earnings decreased $0.03 per share due to an approved distribution rate decrease, including the recovery of 2011 and 2012 storm costs, effective April 1, 2015.

•	Regulated Commodity Margin - Lower regulated commodity margin decreased earnings $0.01 per share resulting from lower sales due to heating degree days that were 29.6% below the same period of 2014.

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Consolidated Report to the Financial Community - 4th Quarter 2015                    5

•	O&M Expenses - Higher O&M expenses decreased earnings $0.06 per share, primarily due to increased reliability spend in New Jersey.

•
Depreciation - Lower depreciation expense increased earnings $0.02 per share, reflecting lower depreciation rates in Pennsylvania based on updated asset life studies approved by the Pennsylvania Public Utility Commission (PAPUC).

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Consolidated Report to the Financial Community - 4th Quarter 2015                    6

Regulated Transmission

Regulated Transmission - GAAP earnings for the fourth quarter of 2015 were $67 million, or $0.16 per basic share, compared with fourth quarter 2014 GAAP earnings of $54 million, or $0.13 per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2015 were $0.16 per basic share, compared with fourth quarter 2014 Operating (non-GAAP) earnings of $0.14 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2014 Net Income - GAAP	$54

	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$0.13
	Special Items - 2014	0.01
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.14
	Transmission Revenues	0.08
	Depreciation	(0.01)
	General Taxes	(0.02)
	Capitalized Financing Costs	(0.02)
For the year ended December 31, 2015, GAAP earnings were $298 million, or $0.71 per basic share compared with $223 million, or $0.53 per basic share, for the same period of 2014. Operating (non-GAAP) earnings were $0.71 per basic share for the year ended December 31, 2015, compared to $0.54 per basic share for the same period of 2014.	Other	(0.01)
	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.16
	Special Items - 2015	—
	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.16

	4Q 2015 Net Income - GAAP	$67

4Q 2015 vs 4Q 2014 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.08 per share, primarily due to the recovery of incremental operating expenses and a higher rate base at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo), and the impact of ATSI's "forward-looking" rate structure beginning January 2015, partially offset by a lower ROE at ATSI, as part of a FERC-approved comprehensive settlement in October 2015.

•
Depreciation and General Taxes - Higher depreciation and general taxes decreased earnings $0.03 per share due primarily to a higher asset base at ATSI. These expenses are recovered through ATSI's "forward-looking" rate as discussed above.

•	Capitalized Financing Costs - Lower capitalized financing costs decreased earnings $0.02 per share, primarily due to lower construction work in progress balances.

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Consolidated Report to the Financial Community - 4th Quarter 2015                    7

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the fourth quarter of 2015 were ($40) million, or ($0.10) per basic share, compared with fourth quarter 2014 losses of ($246) million, or ($0.59) per basic share. Operating (non-GAAP) earnings, excluding special items, for the fourth quarter of 2015 were $0.18 per basic share, compared with fourth quarter 2014 Operating (non-GAAP) earnings of $0.17 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2014 Net Income - GAAP	$(246)

	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$(0.59)
	Special Items - 2014	0.76
	4Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
	CES Commodity Margin	0.05
	O&M Expenses	(0.04)
	General Taxes	0.02
	Investment Income	(0.01)
	Effective Income Tax	(0.01)
For the year ended December 31, 2015, GAAP earnings were $89 million, or $0.21 per basic share compared with losses of ($331) million, or ($0.79) per basic share, for the same period of 2014. Operating (non-GAAP) earnings, excluding special items, were $0.62 per basic share for the year ended December 31, 2015, compared to $0.22 per basic share for the same period of 2014.	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
	Special Items - 2015	(0.28)
	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.10)

	4Q 2015 Net Loss - GAAP	$(40)

4Q 2015 vs 4Q 2014 Earnings Drivers, Excluding Special Items
CES commodity margin increased earnings $0.05 per share due to a combination of higher capacity revenues, and increased wholesale sales, partially offset by a contract sales decrease of 7.9 million MWH as CES continues to implement its retail sales strategy to more effectively hedge its generation.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 4Q15 vs 4Q14	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.01	$(0.34)	$(0.33)
- Governmental Aggregation Sales	0.02	(0.09)	(0.07)
- Mass Market Sales	—	(0.08)	(0.08)
- POLR Sales	0.02	(0.15)	(0.13)
- Structured Sales	(0.01)	(0.02)	(0.03)
Subtotal - Contract Sales	$0.04	$(0.68)	$(0.64)
(b) Wholesale Sales	(0.03)	0.14	0.11
(c) PJM Capacity, FRR Auction Revenues	0.25	—	0.25
(d) Fuel Expense	(0.01)	0.11	0.10
(e) Purchased Power (net of financials)	0.01	0.20	0.21
(f) Capacity Expense	(0.16)	0.12	(0.04)
(g) Net MISO - PJM Transmission Cost	—	0.06	0.06
Net Decrease	$0.10	$(0.05)	$0.05

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Consolidated Report to the Financial Community - 4th Quarter 2015                    8

(a)
Contract Sales - CES' contract sales decreased 7.9 million MWH, or 37%, and reduced earnings $0.64 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. Direct sales to large and medium commercial/industrial customers decreased 4.2 million MWH, or 47%. Governmental aggregation and mass market sales decreased 1.8 million MWH, or 33%. As of December 31, 2015, CES' total number of retail customers was 1.6 million, a decrease of approximately 445,000 customers since December 31, 2014.

CES Contract Sales - 4Q15 vs 4Q14
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales (Decrease)	(4,219)	(991)	(848)	(1,747)	(88)	(7,893)

(b) Wholesale Sales - Wholesale sales increased earnings $0.11 per share as a result of higher spot sales of 2.9 million MWH.
(c) PJM Capacity Revenues (Base Residual and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.25 per share, primarily resulting from higher capacity prices in the RTO and ATSI zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BR	BR	BR
June 2014 - May 2015	$125.99	$125.99	$136.50
June 2015 - May 2016	$136.00	$357.00	$167.46

(d)
Fuel Expense - Lower fuel expense increased earnings $0.10 per share, primarily due to decreased generation output. Fossil generation output decreased 2.8 million MWH, associated with lower economic dispatch of units resulting from low energy prices, increased maintenance outages on supercritical coal units, along with the absence of generation from Reliability Must-Run (RMR) units that were deactivated in April 2015.

(e) Purchased Power (net of financials) - Lower purchased power volumes of 2.5 million MWH increased earnings $0.21 per share due to lower contract sales.
(f) Capacity Expense - Higher capacity expenses associated with contract sales decreased earnings $0.04 per share, primarily due to higher capacity prices in the ATSI and RTO zones, partially offset by lower contract sales.

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Consolidated Report to the Financial Community - 4th Quarter 2015                    9

(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.06 per share, primarily due to lower contract sales volumes.

•	O&M Expenses - Higher O&M expenses decreased earnings $0.04 per share primarily due to outage costs associated with the Beaver Valley Unit 2 nuclear refueling outage.

•	General Taxes - Lower gross receipts tax, due to a decrease in retail sales, increased earnings $0.02 per share.

•	Investment Income - Lower investment income decreased earnings $0.01 per share, due to lower investment income on nuclear decommissioning trust securities.

•
Effective Income Tax Rate - A higher effective income tax rate decreased earnings $0.01 per share (37.2% in Q4 2015 vs. 33.0% in Q4 2014). The effective tax rate was 36.7% for the year ended 2015 compared to 33.1% for the same period of 2014.

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Consolidated Report to the Financial Community - 4th Quarter 2015                    10

Corporate / Other

Corporate / Other - GAAP losses for the fourth quarter of 2015 were ($273) million, or ($0.64) per basic share, compared with fourth quarter 2014 earnings of $20 million, or $0.04 per basic share. Operating (non-GAAP) losses for the fourth quarter of 2015 were ($0.08) per basic share compared with Operating (non-GAAP) earnings of $0.04 per basic share for the fourth quarter of 2014.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2014 Net Loss - GAAP	$20

	4Q 2014 Basic EPS (avg. shares outstanding 421M)	$0.04
	Special Items - 2014	—
	4Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$0.04
	O&M Expenses	(0.02)
	Interest Expense	(0.02)
	Effective Income Tax Rate	(0.08)
For the year ended December 31, 2015, GAAP losses were ($427) million, or ($1.01) per basic share, compared with ($58) million, or ($0.14) per basic share, for the same period of 2014. Operating (non-GAAP) losses, excluding special items, were ($0.44) per basic share for the year ended December 31, 2015, compared to ($0.13) per basic share for the same period of 2014.	4Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$(0.08)
	Special Items - 2015	(0.56)
	4Q 2015 Basic EPS (avg. shares outstanding 423M)	$(0.64)

	4Q 2015 Net Income - GAAP	$(273)

4Q 2015 vs 4Q 2014 Earnings Drivers, Excluding Special Items

•	O&M Expenses - Higher O&M expenses decreased earnings $0.02 per share.

•
Interest Expense - Higher interest expense decreased earnings $0.02 per share primarily due to the absence of a gain recognized in 2014 associated with the termination of interest rate swap arrangements.

•	Effective Income Tax Rate - A higher effective income tax rate in the fourth quarter of 2015 compared to fourth quarter of 2014 decreased earnings $0.08 per share.

The consolidated effective income tax rate for the fourth quarter of 2015 was 29.9% compared to 21.6% for the same period of 2014. The increase in the effective income tax rate resulted from the absence of tax benefits recognized in 2014 associated with the resolution of state tax positions and an adjustment to reverse tax liabilities. For the year ended December 31, 2015, the consolidated effective income tax rate was 36.0% compared to 29.3% for the same period of 2014.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Gina E. Caskey	Rey Y. Jimenez
Vice President,	Director,	Manager,	Manager,
Investor Relations	Investor Relations	Investor Relations	Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-3841	(330) 384-4239

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Consolidated Report to the Financial Community - 4th Quarter 2015                    11

FirstEnergy Corp.
Consolidated Statements of Income (Loss)
(In millions, except for per share amounts)

		Three Months Ended December 31			Year Ended December 31
		2015	2014	Change	2015	2014	Change
	Revenues
(1)	Regulated distribution	$2,200	$2,130	$70	$9,625	$9,102	$523
(2)	Regulated transmission	256	199	57	1,011	769	242
(3)	Competitive energy services	1,285	1,426	(141)	5,384	6,289	(905)
(4)	Other and reconciling adjustments	(200)	(272)	72	(994)	(1,111)	117
(5)	Total Revenues	3,541	3,483	58	15,026	15,049	(23)

	Expenses
(6)	Fuel	477	569	(92)	1,855	2,280	(425)
(7)	Purchased power	1,007	990	17	4,318	4,716	(398)
(8)	Other operating expenses	952	901	51	3,749	3,962	(213)
(9)	Pensions and OPEB mark-to-market adjustment	242	835	(593)	242	835	(593)
(10)	Provision for depreciation	313	316	(3)	1,282	1,220	62
(11)	Amortization (deferral) of regulatory assets, net	67	(15)	82	268	12	256
(12)	General taxes	231	224	7	978	962	16
(13)	Impairment of long lived assets	16	—	16	42	—	42
(14)	Total Expenses	3,305	3,820	(515)	12,734	13,987	(1,253)
(15)	Operating Income (Loss)	236	(337)	573	2,292	1,062	1,230

	Other Income (Expense)
(16)	Loss on debt redemptions	—	—	—	—	(8)	8
(17)	Investment income (loss)	(8)	5	(13)	(22)	72	(94)
(18)	Impairment of equity method investment	(362)	—	(362)	(362)	—	(362)
(19)	Interest expense	(286)	(271)	(15)	(1,132)	(1,073)	(59)
(20)	Capitalized financing costs	24	29	(5)	117	118	(1)
(21)	Total Other Expense	(632)	(237)	(395)	(1,399)	(891)	(508)

(22)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(396)	(574)	178	893	171	722
(23)	Income taxes (benefits)	(170)	(268)	98	315	(42)	357
(24)	Income (Loss) From Continuing Operations	(226)	(306)	80	578	213	365
(25)	Discontinued operations (net of income taxes)	—	—	—	—	86	(86)
(26)	Net Income (Loss)	$(226)	$(306)	$80	$578	$299	$279

	Earnings (Loss) Per Share of Common Stock
(27)	Basic - Continuing Operations	$(0.53)	$(0.73)	$0.20	$1.37	$0.51	$0.86
(28)	Basic - Discontinued Operations	—	—	—	—	0.20	(0.20)
(29)	Basic - Net Income (Loss)	$(0.53)	$(0.73)	$0.20	$1.37	$0.71	$0.66

(30)	Diluted - Continuing Operations	$(0.53)	$(0.73)	$0.20	$1.37	$0.51	$0.86
(31)	Diluted - Discontinued Operations	—	—	—	—	0.20	(0.20)
(32)	Diluted - Net Income (Loss)	$(0.53)	$(0.73)	$0.20	$1.37	$0.71	$0.66

	Weighted Average Number of
	Common Shares Outstanding
	Basic	423	421	2	422	420	2
	Diluted	424	421	3	424	421	3

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,152	$256	$1,112	$(44)	$3,476
(2)	Other	48	—	50	(33)	65
(3)	Internal	—	—	123	(123)	—
(4)	Total Revenues	2,200	256	1,285	(200)	3,541

	Expenses
(5)	Fuel	127	—	350	—	477
(6)	Purchased power	787	—	343	(123)	1,007
(7)	Other operating expenses	573	42	406	(69)	952
(8)	Pension and OPEB mark-to-market adjustment	179	3	60	—	242
(9)	Provision for depreciation	156	40	101	16	313
(10)	Amortization (deferral) of regulatory assets, net	65	2	—	—	67
(11)	General taxes	167	29	28	7	231
(12)	Impairment of long-lived assets	—	—	16	—	16
(13)	Total Expenses	2,054	116	1,304	(169)	3,305
(14)	Operating Income (Loss)	146	140	(19)	(31)	236

	Other Income (Expense)
(15)	Investment income (loss)	9	—	(9)	(8)	(8)
(16)	Impairment of equity method investment	—	—	—	(362)	(362)
(17)	Interest expense	(147)	(42)	(48)	(49)	(286)
(18)	Capitalized financing costs	4	8	10	2	24
(19)	Total Other Expense	(134)	(34)	(47)	(417)	(632)

(20)	Income (Loss) Before Income Taxes (Benefits)	12	106	(66)	(448)	(396)
(21)	Income taxes (benefits)	(8)	39	(26)	(175)	(170)
(22)	Net Income (Loss)	$20	$67	$(40)	$(273)	$(226)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,076	$199	$1,182	$(48)	$3,409
(2)	Other	54	—	49	(29)	74
(3)	Internal	—	—	195	(195)	—
(4)	Total Revenues	2,130	199	1,426	(272)	3,483

	Expenses
(5)	Fuel	126	—	443	—	569
(6)	Purchased power	785	—	400	(195)	990
(7)	Other operating expenses	501	35	450	(85)	901
(8)	Pension and OPEB mark-to-market adjustment	506	2	327	—	835
(9)	Provision for depreciation	167	34	100	15	316
(10)	Amortization (deferral) of regulatory assets, net	(17)	2	—	—	(15)
(11)	General taxes	165	18	38	3	224
(12)	Impairment of long-lived assets	—	—	—	—	—
(13)	Total Expenses	2,233	91	1,758	(262)	3,820
(14)	Operating Income (Loss)	(103)	108	(332)	(10)	(337)

	Other Income (Expense)
(15)	Investment income (loss)	12	—	(1)	(6)	5
(16)	Impairment of equity method investment	—	—	—	—	—
(17)	Interest expense	(144)	(41)	(46)	(40)	(271)
(18)	Capitalized financing costs	2	17	9	1	29
(19)	Total Other Expense	(130)	(24)	(38)	(45)	(237)

(20)	Income (Loss) Before Income Taxes (Benefits)	(233)	84	(370)	(55)	(574)
(21)	Income taxes (benefits)	(99)	30	(124)	(75)	(268)
(22)	Net Income (Loss)	$(134)	$54	$(246)	$20	$(306)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Three Months Ended December 31, 2015 vs. Three Months Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$76	$57	$(70)	$4	$67
(2)	Other	(6)	—	1	(4)	(9)
(3)	Internal revenues	—	—	(72)	72	—
(4)	Total Revenues	70	57	(141)	72	58

	Expenses
(5)	Fuel	1	—	(93)	—	(92)
(6)	Purchased power	2	—	(57)	72	17
(7)	Other operating expenses	72	7	(44)	16	51
(8)	Pension and OPEB mark-to-market adjustment	(327)	1	(267)	—	(593)
(9)	Provision for depreciation	(11)	6	1	1	(3)
(10)	Amortization (deferral) of regulatory assets, net	82	—	—	—	82
(11)	General taxes	2	11	(10)	4	7
(12)	Impairment of long-lived assets	—	—	16	—	16
(13)	Total Expenses	(179)	25	(454)	93	(515)
(14)	Operating Income (Loss)	249	32	313	(21)	573

	Other Income (Expense)
(15)	Investment income (loss)	(3)	—	(8)	(2)	(13)
(16)	Impairment of equity method investment	—	—	—	(362)	(362)
(17)	Interest expense	(3)	(1)	(2)	(9)	(15)
(18)	Capitalized financing costs	2	(9)	1	1	(5)
(19)	Total Other Income (Expense)	(4)	(10)	(9)	(372)	(395)

(20)	Income (Loss) Before Income Taxes (Benefits)	245	22	304	(393)	178
(21)	Income taxes (benefits)	91	9	98	(100)	98
(22)	Net Income (Loss)	$154	$13	$206	$(293)	$80

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$9,429	$1,011	$4,493	$(173)	$14,760
(2)	Other	196	—	205	(135)	266
(3)	Internal	—	—	686	(686)	—
(4)	Total Revenues	9,625	1,011	5,384	(994)	15,026

	Expenses
(5)	Fuel	533	—	1,322	—	1,855
(6)	Purchased power	3,548	—	1,456	(686)	4,318
(7)	Other operating expenses	2,242	154	1,670	(317)	3,749
(8)	Pension and OPEB mark-to-market adjustment	179	3	60	—	242
(9)	Provision for depreciation	672	156	394	60	1,282
(10)	Amortization of regulatory assets, net	261	7	—	—	268
(11)	General taxes	703	102	140	33	978
(12)	Impairment of long-lived assets	8	—	34	—	42
(13)	Total Expenses	8,146	422	5,076	(910)	12,734
(14)	Operating Income (Loss)	1,479	589	308	(84)	2,292

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	—	—	—
(16)	Investment income (loss)	42	—	(16)	(48)	(22)
(17)	Impairment of equity method investment	—	—	—	(362)	(362)
(18)	Interest expense	(586)	(161)	(192)	(193)	(1,132)
(19)	Capitalized financing costs	25	44	39	9	117
(20)	Total Other Expense	(519)	(117)	(169)	(594)	(1,399)

(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	960	472	139	(678)	893
(22)	Income taxes (benefits)	342	174	50	(251)	315
(23)	Income (Loss) From Continuing Operations	618	298	89	(427)	578
(24)	Discontinued operations (net of income taxes)	—	—	—	—	—
(25)	Net Income (Loss)	$618	$298	$89	$(427)	$578

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$8,898	$769	$5,281	$(193)	$14,755
(2)	Other	204	—	189	(99)	294
(3)	Internal	—	—	819	(819)	—
(4)	Total Revenues	9,102	769	6,289	(1,111)	15,049

	Expenses
(5)	Fuel	567	—	1,713	—	2,280
(6)	Purchased power	3,385	—	2,150	(819)	4,716
(7)	Other operating expenses	2,081	139	2,075	(333)	3,962
(8)	Pension and OPEB mark-to-market adjustment	506	2	327	—	835
(9)	Provision for depreciation	658	127	387	48	1,220
(10)	Amortization of regulatory assets, net	1	11	—	—	12
(11)	General taxes	693	70	171	28	962
(12)	Impairment of long-lived assets	—	—	—	—	—
(13)	Total Expenses	7,891	349	6,823	(1,076)	13,987
(14)	Operating Income (Loss)	1,211	420	(534)	(35)	1,062

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	(8)	—	(8)
(16)	Investment income	56	—	54	(38)	72
(17)	Impairment of equity method investment	—	—	—	—	—
(18)	Interest expense	(589)	(131)	(189)	(164)	(1,073)
(19)	Capitalized financing costs	14	55	37	12	118
(20)	Total Other Expense	(519)	(76)	(106)	(190)	(891)

(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	692	344	(640)	(225)	171
(22)	Income taxes (benefits)	227	121	(223)	(167)	(42)
(23)	Income (Loss) From Continuing Operations	465	223	(417)	(58)	213
(24)	Discontinued operations (net of income taxes)	—	—	86	—	86
(25)	Net Income (Loss)	$465	$223	$(331)	$(58)	$299

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    17

FirstEnergy Corp.
Statements of Income (Loss) - By Segment
(In millions)

		Year Ended December 31, 2015 vs. Year Ended December 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$531	$242	$(788)	$20	$5
(2)	Other	(8)	—	16	(36)	(28)
(3)	Internal revenues	—	—	(133)	133	—
(4)	Total Revenues	523	242	(905)	117	(23)

	Expenses
(5)	Fuel	(34)	—	(391)	—	(425)
(6)	Purchased power	163	—	(694)	133	(398)
(7)	Other operating expenses	161	15	(405)	16	(213)
(8)	Pension and OPEB mark-to-market adjustment	(327)	1	(267)	—	(593)
(9)	Provision for depreciation	14	29	7	12	62
(10)	Amortization of regulatory assets, net	260	(4)	—	—	256
(11)	General taxes	10	32	(31)	5	16
(12)	Impairment of long-lived assets	8	—	34	—	42
(13)	Total Expenses	255	73	(1,747)	166	(1,253)
(14)	Operating Income (Loss)	268	169	842	(49)	1,230

	Other Income (Expense)
(15)	Loss on debt redemptions	—	—	8	—	8
(16)	Investment income (loss)	(14)	—	(70)	(10)	(94)
(17)	Impairment of equity method investment	—	—	—	(362)	(362)
(18)	Interest expense	3	(30)	(3)	(29)	(59)
(19)	Capitalized financing costs	11	(11)	2	(3)	(1)
(20)	Total Other Expense	—	(41)	(63)	(404)	(508)

(21)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	268	128	779	(453)	722
(22)	Income taxes (benefits)	115	53	273	(84)	357
(23)	Income (Loss) From Continuing Operations	153	75	506	(369)	365
(24)	Discontinued operations (net of income taxes)	—	—	(86)	—	(86)
(25)	Net Income (Loss)	$153	$75	$420	$(369)	$279

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from electric generation sales less the related costs of electricity generation, including fuel, purchased power and net transmission (including congestion) and ancillary costs and capacity costs charged by PJM to deliver energy to the segment’s customers.

(d)
Contains corporate support and other businesses that do not constitute an operating segment, interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    18

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Dec. 31, 2015	Dec. 31, 2014
Current Assets:
Cash and cash equivalents	$131	$85
Receivables	1,595	1,779
Other	1,314	1,494
Total Current Assets	3,040	3,358

Property, Plant and Equipment	37,214	35,783
Investments	2,788	3,222
Deferred Charges and Other Assets	9,145	9,285
Total Assets	$52,187	$51,648

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,166	$804
Short-term borrowings	1,708	1,799
Accounts payable	1,075	1,279
Other	1,653	1,679
Total Current Liabilities	5,602	5,561

Capitalization:
Total equity	12,422	12,422
Long-term debt and other long-term obligations	19,192	19,176
Total Capitalization	31,614	31,598
Noncurrent Liabilities	14,971	14,489
Total Liabilities and Capitalization	$52,187	$51,648

General Information
	Three Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Debt redemptions	$(98)	$(697)	$(879)	$(1,759)
New long-term debt issues	$227	$750	$1,311	$4,528
Short-term borrowings increase (decrease)	$(225)	$178	$(91)	$(1,605)
Property additions	$679	$839	$2,704	$3,312

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of December 31		As of December 31
	2015	% Total	2014	% Total
Total Equity (GAAP)	$12,422	35%	$12,422	36%
Non-cash Charges / Non-cash Write Downs*	2,077	6%	1,935	5%
Accumulated Other Comprehensive Income	(171)	(1)%	(246)	(1)%
Adjusted Equity**	14,328	40%	14,111	40%

Long-term Debt and Other Long-term Obligations (GAAP)	19,192	54%	19,176	55%
Currently Payable Long-term Debt (GAAP)	1,166	3%	804	2%
Short-term Borrowings (GAAP)	1,708	5%	1,799	5%
Reimbursement Obligations	54	—%	54	—%
Guarantees of Indebtedness	328	1%	487	1%
Less Securitization Debt	(919)	(3)%	(1,005)	(3)%
Adjusted Debt**	21,529	60%	21,315	60%

Adjusted Capitalization**	$35,857	100%	$35,426	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through December 31, 2015, as required by the FE Credit Facility, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facility requires FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    19

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

	Condensed Consolidated Statements of Cash Flows (GAAP)
		Three Months Ended		Year Ended
		December 31		December 31
		2015	2014	2015	2014
	Cash flows from operating activities
	Net income (loss)	$(226)	$(306)	$578	$299
	Adjustments to reconcile net income to net cash from operating activities:
	Depreciation and amortization (1)	453	382	1,836	1,563
	Impairments of long-lived assets	16	—	42	—
	Impairment of equity method investment / investment impairment	394	27	464	37
	Pension and OPEB mark-to-market adjustment	242	835	242	835
	Deferred income taxes and investment tax credits, net	(144)	(165)	284	162
	Deferred costs on sale leaseback transaction, net	11	11	48	48
	Deferred purchased power and other costs	(32)	(26)	(105)	(115)
	Asset removal costs charged to income	15	6	55	28
	Retirement benefits	(2)	7	(20)	(53)
	Commodity derivative transactions, net	(9)	4	(73)	64
	Pension trust contributions	—	—	(143)	—
	Gain on sale of investment securities held in trusts	(4)	(19)	(23)	(64)
	Loss on debt redemptions	—	—	—	8
	Lease payments on sale and leaseback transaction	(29)	(37)	(131)	(137)
	Income from discontinued operations	—	—	—	(86)
	Change in working capital and other	445	257	393	124
	Cash flows provided from operating activities	1,130	976	3,447	2,713
	Cash flows provided from (used for) financing activities	(250)	69	(279)	513
	Cash flows used for investing activities	(835)	(1,069)	(3,122)	(3,359)
	Net change in cash and cash equivalents	$45	$(24)	$46	$(133)

(1)	Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangibles, debt related costs, deferred advertising costs and other assets.

Liquidity position as of January 31, 2016

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,595
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,442
FET(2)	Revolving	March 2019	1,000	1,000
(1) FE and FEU subsidiary borrowers		Subtotal:	$6,000	$4,037
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	63
		Total:	$6,000	$4,100

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    20

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Year Ended December 31
(MWH in thousand)		2015	2014	Change	2015	2014	Change

Ohio	- Residential	3,777	4,198	-10.0%	17,181	17,440	-1.5%
	- Commercial	3,560	3,665	-2.9%	15,185	15,261	-0.5%
	- Industrial	4,933	5,137	-4.0%	20,548	21,138	-2.8%
	- Other	84	84	0.0%	335	334	0.3%
	Total Ohio	12,354	13,084	-5.6%	53,249	54,173	-1.7%
Pennsylvania	- Residential	4,162	4,676	-11.0%	18,823	18,948	-0.7%
	- Commercial	3,090	3,169	-2.5%	12,985	12,809	1.4%
	- Industrial	4,865	5,084	-4.3%	20,086	20,663	-2.8%
	- Other	30	30	0.0%	120	122	-1.6%
	Total Pennsylvania	12,147	12,959	-6.3%	52,014	52,542	-1.0%
New Jersey	- Residential	1,896	2,053	-7.6%	9,639	9,336	3.2%
	- Commercial	2,099	2,213	-5.2%	9,135	9,095	0.4%
	- Industrial	518	553	-6.3%	2,201	2,295	-4.1%
	- Other	22	22	0.0%	86	87	-1.1%
	Total New Jersey	4,535	4,841	-6.3%	21,061	20,813	1.2%
Maryland	- Residential	707	804	-12.1%	3,304	3,327	-0.7%
	- Commercial	485	496	-2.2%	2,100	2,068	1.5%
	- Industrial	422	404	4.5%	1,642	1,590	3.3%
	- Other	4	4	0.0%	16	16	0.0%
	Total Maryland	1,618	1,708	-5.3%	7,062	7,001	0.9%
West Virginia	- Residential	1,218	1,419	-14.2%	5,519	5,715	-3.4%
	- Commercial	852	893	-4.6%	3,686	3,692	-0.2%
	- Industrial	1,382	1,431	-3.4%	5,792	5,590	3.6%
	- Other	7	7	0.0%	28	27	3.7%
	Total West Virginia	3,459	3,750	-7.8%	15,025	15,024	0.0%
Total Residential		11,760	13,150	-10.6%	54,466	54,766	-0.5%
Total Commercial		10,086	10,436	-3.4%	43,091	42,925	0.4%
Total Industrial		12,120	12,609	-3.9%	50,269	51,276	-2.0%
Total Other		147	147	0.0%	585	586	-0.2%

Total Distribution Deliveries		34,113	36,342	-6.1%	148,411	149,553	-0.8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    21

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Year Ended December 31
	2015	2014	Normal	2015	2014	Normal
Composite Heating-Degree-Days	1,363	1,936	1,933	5,241	5,877	5,393
Composite Cooling-Degree-Days	5	9	14	1,088	824	933

Shopping Statistics (Based Upon MWH)	Three Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014

OE	79%	79%	79%	80%
Penn	61%	64%	60%	66%
CEI	84%	84%	83%	85%
TE	76%	75%	75%	77%
JCP&L	52%	54%	50%	52%
Met-Ed	69%	69%	67%	69%
Penelec	70%	71%	70%	71%
PE(1)	51%	49%	48%	47%
WP	63%	63%	61%	64%

(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Generation Capacity Factors:
Nuclear	93%	94%	90%	87%
Fossil - Baseload	51%	71%	60%	75%
Fossil - Load Following	39%	38%	44%	56%

Generation Fuel Rate:
Nuclear	$6.75	$7.07	$6.97	$7.45
Fossil	$27	$27	$27	$27
Total Fleet	$17	$18	$17	$19

Generation Output Mix:
Nuclear	51%	46%	47%	41%
Fossil - Baseload	35%	42%	39%	44%
Fossil - Load Following	6%	5%	7%	8%
Peaking/CT/Hydro	8%	7%	7%	7%

(1) Excludes RMR and units deactivated in April 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    22

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Year Ended December 31
Contract Sales	2015	2014	Change	2015	2014	Change
POLR
- OH	877	1,194	(317)	4,244	4,844	(600)
- PA	853	1,970	(1,117)	5,853	8,414	(2,561)
- MD	310	623	(313)	1,853	2,450	(597)
Total POLR	2,040	3,787	(1,747)	11,950	15,708	(3,758)

Structured Sales
- Bilaterals	2,534	2,072	462	10,218	8,177	2,041
- Muni/Co-op	578	1,128	(550)	2,684	4,637	(1,953)
Total Structured Sales	3,112	3,200	(88)	12,902	12,814	88

Direct - LCI
- OH	2,017	4,168	(2,151)	10,444	22,209	(11,765)
- PA	1,545	2,523	(978)	7,013	11,341	(4,328)
- NJ	80	314	(234)	685	1,275	(590)
- MI	472	653	(181)	2,225	2,859	(634)
- IL	237	405	(168)	1,150	2,088	(938)
- MD	28	118	(90)	202	704	(502)
Total Direct - LCI	4,379	8,181	(3,802)	21,719	40,476	(18,757)

Direct - MCI
- OH	266	411	(145)	1,217	1,929	(712)
- PA	65	306	(241)	562	1,395	(833)
- IL	6	38	(32)	59	187	(128)
- NJ	7	6	1	25	18	7
- MD	1	1	—	3	7	(4)
Total Direct - MCI	345	762	(417)	1,866	3,536	(1,670)

Aggregation
- OH	2,912	3,603	(691)	14,009	15,216	(1,207)
- IL	253	549	(296)	1,425	4,338	(2,913)
- NJ	—	4	(4)	9	15	(6)
Total Aggregation	3,165	4,156	(991)	15,443	19,569	(4,126)
Mass Market
- OH	118	381	(263)	822	1,825	(1,003)
- PA	495	1,037	(542)	2,934	4,645	(1,711)
- IL	7	32	(25)	50	160	(110)
- MD	10	28	(18)	65	139	(74)
- NJ	1	1	—	7	4	3
Total Mass Market	631	1,479	(848)	3,878	6,773	(2,895)

Total Contract Sales	13,672	21,565	(7,893)	67,758	98,876	(31,118)

Wholesale Sales
- Spot	3,302	412	2,890	7,326	680	6,646
Total Wholesale Sales	3,302	412	2,890	7,326	680	6,646

Purchased Power
- Bilaterals	545	604	(59)	1,996	2,222	(226)
- Spot	555	3,030	(2,475)	8,030	25,546	(17,516)
Total Purchased Power	1,100	3,634	(2,534)	10,026	27,768	(17,742)

Generation Output
- Fossil	7,981	10,027	(2,046)	35,418	43,830	(8,412)
- Nuclear	8,282	8,394	(112)	31,915	31,040	875
- RMR /Deactivated Units (1)	—	726	(726)	758	1,556	(798)
Total Generation Output	16,263	19,147	(2,884)	68,091	76,426	(8,335)

(1)	Includes RMR and units deactivated in April 2015.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    23

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2015				Three Months Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,541	$—		$3,541	$3,483	$—		$3,483

	Expenses
(2)	Fuel	477	(76)	(b,c)	401	569	(98)	(b,c)	471
(3)	Purchased power	1,007	—		1,007	990	—		990
(4)	Other operating expenses	952	(14)	(a,b,g,h)	938	901	(37)	(a,b,g,h)	864
(5)	Pension and OPEB mark-to-market adjustment	242	(242)	(d)	—	835	(835)	(d)	—
(6)	Provision for depreciation	313	—		313	316	—		316
(7)	Amortization (deferral) of regulatory assets, net	67	—		67	(15)	—		(15)
(8)	General taxes	231	(1)	(b)	230	224	—		224
(9)	Impairment of long-lived assets	16	(16)	(e)	—	—	—		—
(10)	Total Expenses	3,305	(349)		2,956	3,820	(970)		2,850
(11)	Operating Income (Loss)	236	349		585	(337)	970		633

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	(8)	33	(e,f)	25	5	35	(e,f)	40
(14)	Impairment of equity method investment	(362)	362	(e)	—	—	—		—
(15)	Interest expense	(286)	—		(286)	(271)	—		(271)
(16)	Capitalized financing costs	24	—		24	29	—		29
(17)	Total Other Expense	(632)	395		(237)	(237)	35		(202)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(396)	744		348	(574)	1,005		431
(19)	Income taxes (benefits)	(170)	274		104	(268)	361	(b)	93
(20)	Income (Loss) From Continuing Operations	(226)	470		244	(306)	644		338
(21)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(22)	Net Income (Loss)	$(226)	$470		$244	$(306)	$644		$338

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015 ($0.01 per share),($7) million included in "Other operating expenses". 2014 ($0.02 per share),($16) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015, ($1) million included in "Fuel", ($1) million included in "Other operating expenses", and ($1) million included in "General taxes". 2014 ($0.17 per share), ($87) million included in "Fuel", ($2) million included in "Other operating expenses", and $15 million included in "Income taxes (benefits)".

(c)	Merger accounting - commodity contracts: 2015 ($0.11 per share), ($75) million included in "Fuel". 2014 ($0.03 per share), ($11) million included in "Fuel".
(d)
Mark-to-market adjustments - Pension / OPEB actuarial assumptions: 2015 ($0.35 per share), ($242) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($1.23 per share), ($835) million included in "Pension and OPEB mark-to-market adjustment".

(e)
Impact of non-core asset sales/impairments: 2015 ($0.59 per share), ($16) million included in "Impairment of long-lived assets"; $2 million included in "Investment income (loss)", and $362 million included in "Impairment of equity method investment". 2014 ($0.01 per share), $8 million included in "Investment income (loss)".

(f)	Trust securities impairment: 2015 ($0.04 per share), $31 million included in "Investment income (loss)". 2014 ($0.04 per share), $27 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($15) million included in "Other operating expenses". 2014 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)	Mark-to-market adjustments - Other: 2015 (($0.01) per share), $9 million included in "Other operating expenses". 2014 ($0.01 per share), ($7) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the fourth quarter of 2015 and 421 million shares in the fourth quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    24

FirstEnergy Corp.
Consolidated GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2015				Year Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$15,026	$(3)	(a,b,e)	$15,023	$15,049	$4	(a)	$15,053

	Expenses
(2)	Fuel	1,855	(123)	(b,c)	1,732	2,280	(220)	(b,c)	2,060
(3)	Purchased Power	4,318	—		4,318	4,716	1	(a)	4,717
(4)	Other operating expenses	3,749	(9)	(a,b,h,k)	3,740	3,962	(212)	(a,b,c,h, i,j,k)	3,750
(5)	Pension and OPEB mark-to-market adjustment	242	(242)	(d)	—	835	(835)	(d)	—
(6)	Provision for depreciation	1,282	—		1,282	1,220	—		1,220
(7)	Amortization of regulatory assets, net	268	(2)	(a)	266	12	(1)	(a)	11
(8)	General taxes	978	(2)	(b)	976	962	(2)	(b)	960
(9)	Impairment of long-lived assets	42	(42)	(e)	—	—	—		—
(10)	Total Expenses	12,734	(420)		12,314	13,987	(1,269)		12,718
(11)	Operating Income	2,292	417		2,709	1,062	1,273		2,335

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	(8)	8	(g)	—
(13)	Investment income (loss)	(22)	115	(e,f)	93	72	57	(e,f)	129
(14)	Impairment of equity method investment	(362)	362	(e)	—	—	—		—
(15)	Interest expense	(1,132)	—		(1,132)	(1,073)	—		(1,073)
(16)	Capitalized financing costs	117	—		117	118	—		118
(17)	Total Other Expense	(1,399)	477		(922)	(891)	65		(826)

(18)	Income From Continuing Operations Before Income Taxes (Benefits)	893	894		1,787	171	1,338		1,509
(19)	Income taxes (benefits)	315	328		643	(42)	484	(b)	442
(20)	Income From Continuing Operations	578	566		1,144	213	854		1,067
(21)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(22)	Net Income	$578	$566		$1,144	$299	$776		$1,075

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.07 per share), $2 million included in "Revenues", ($42) million included in "Other operating expenses", and ($2) million included in "Amortization of regulatory assets, net". 2014 ($0.08 per share), $4 million included in "Revenues", $1 million included in "Purchased power", ($46) million included in "Other operating expenses", and ($1) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2015 ($0.04 per share), ($2) million included in "Revenues", ($13) million included in "Fuel", ($9) million included in "Other operating expenses", and ($2) million included in "General taxes". 2014 ($0.34 per share), ($178) million included in "Fuel", ($26) million included in "Other operating expenses", ($2) million included in "General taxes", and $15 million included in "Income taxes (benefits)".

(c)
Merger accounting - commodity contracts: 2015 ($0.16 per share), ($110) million included in "Fuel". 2014 ($0.07 per share), ($42) million included in "Fuel", and $1 million included in "Other operating expenses".

(d)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2015 ($0.35 per share), ($242) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($1.23 per share), ($835) million included in "Pension and OPEB mark-to-market adjustment".

(e)
Impact of non-core asset sales/impairments: 2015 ($0.63 per share), ($3) million included in "Revenues", ($42) million included in "Impairment of long-lived assets", $13 million included in "Investment income (loss)", and $362 million included in "Impairment of equity method investment". 2014 (($0.15) per share), $20 million included in "Investment income (loss)", and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.15 per share), $102 million included in "Investment income (loss)". 2014 ($0.06 per share), $37 million included in "Investment income (loss)".
(g)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemptions".
(h)	Retail repositioning charges: 2015 ($0.05 per share), ($31) million included in "Other operating expenses". 2014 ($0.11 per share), ($71) million included in "Other operating expenses".
(i)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(j)	Restructuring Costs: 2014, ($1) million included in "Other operating expenses".
(k)	Mark-to-market adjustments - Other: 2015 (($0.11) per share), $73 million included in "Other operating expenses". 2014 ($0.11 per share), ($75) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in 2015 and 420 million shares in 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    25

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2015				Three Months Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$2,200	$—		$2,200	$2,130	$—		$2,130

	Expenses
(2)	Fuel	127	—		127	126	—		126
(3)	Purchased power	787	—		787	785	—		785
(4)	Other operating expenses	573	(7)	(a)	566	501	(11)	(a)	490
(5)	Pension and OPEB mark-to-market adjustment	179	(179)	(b)	—	506	(506)	(b)	—
(6)	Provision for depreciation	156	—		156	167	—		167
(7)	Amortization (deferral) of regulatory assets, net	65	—		65	(17)	—		(17)
(8)	General taxes	167	—		167	165	—		165
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	2,054	(186)		1,868	2,233	(517)		1,716
(11)	Operating Income (Loss)	146	186		332	(103)	517		414

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	9	4	(c)	13	12	3	(c)	15
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(147)	—		(147)	(144)	—		(144)
(16)	Capitalized financing costs	4	—		4	2	—		2
(17)	Total Other Expense	(134)	4		(130)	(130)	3		(127)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	12	190		202	(233)	520		287
(19)	Income taxes (benefits)	(8)	75		67	(99)	199		100
(20)	Income (Loss) From Continuing Operations	20	115		135	(134)	321		187
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Income (Loss)	$20	$115		$135	$(134)	$321		$187

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015 ($0.01 per share), $(7) million included in "Other operating expenses". 2014 ($0.02 per share), $(11) million included in "Other operating expenses".
(b)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2015 ($0.26 per share), ($179) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.74 per share), ($506) million included in "Pension and OPEB mark-to-market adjustment".

(c)	Trust securities impairment: 2015, $4 million included in "Investment income (loss)". 2014, $3 million included in "Investment income (loss)".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the fourth quarter of 2015 and 421 million shares in the fourth quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    26

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2015				Year Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$9,625	$2	(a)	$9,627	$9,102	$4	(a)	$9,106

	Expenses
(2)	Fuel	533	—		533	567	—		567
(3)	Purchased power	3,548	—		3,548	3,385	1	(a)	3,386
(4)	Other operating expenses	2,242	(41)	(a)	2,201	2,081	(42)	(a,d,e)	2,039
(5)	Pension and OPEB mark-to-market adjustment	179	(179)	(b)	—	506	(506)	(b)	—
(6)	Provision for depreciation	672	—		672	658	—		658
(7)	Amortization of regulatory assets, net	261	(2)	(a)	259	1	(1)	(a)	—
(8)	General taxes	703	—		703	693	—		693
(9)	Impairment of long-lived assets	8	(8)	(d)	—	—	—		—
(10)	Total Expenses	8,146	(230)		7,916	7,891	(548)		7,343
(11)	Operating Income	1,479	232		1,711	1,211	552		1,763

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	42	12	(c)	54	56	4	(c)	60
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(586)	—		(586)	(589)	—		(589)
(16)	Capitalized financing costs	25	—		25	14	—		14
(17)	Total Other Expense	(519)	12		(507)	(519)	4		(515)

(18)	Income From Continuing Operations Before Income Taxes	960	244		1,204	692	556		1,248
(19)	Income taxes	342	95		437	227	212		439
(20)	Income From Continuing Operations	618	149		767	465	344		809
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Income	$618	$149		$767	$465	$344		$809

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.07 per share), $2 million included in "Revenues", ($41) million included in "Other operating expenses", and ($2) million included in "Amortization of regulatory assets, net". 2014 ($0.07 per share), $4 million included in "Revenues", $1 million included in "Purchased power", ($40) million included in "Other operating expenses", and ($1) million included in "Amortization of regulatory assets, net".

(b)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2015 ($0.26 per share), ($179) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.74 per share), ($506) million included in "Pension and OPEB mark-to-market adjustment".

(c)	Trust securities impairment: 2015 ($0.02 per share), $12 million included in "Investment income (loss)". 2014 ($0.01 per share), $4 million included in "Investment income (loss)".
(d)	Impact of non-core asset sales/impairments: 2015 ($0.01 per share), ($8) million included in "Impairment of long-lived assets". 2014, ($1) million included in "Other operating expenses".
(e)	Restructuring Costs: 2014, ($1) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in 2015 and 420 million shares in 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    27

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2015				Three Months Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$256	$—		$256	$199	$—		$199

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	—	—		—	—	—		—
(4)	Other operating expenses	42	—		42	35	(2)	(b)	33
(5)	Pension and OPEB mark-to-market adjustment	3	(3)	(a)	—	2	(2)	(a)	—
(6)	Provision for depreciation	40	—		40	34	—		34
(7)	Amortization (deferral) of regulatory assets, net	2	—		2	2	—		2
(8)	General taxes	29	—		29	18	—		18
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	116	(3)		113	91	(4)		87
(11)	Operating Income	140	3		143	108	4		112

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	—	—		—	—	—		—
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(42)	—		(42)	(41)	—		(41)
(16)	Capitalized financing costs	8	—		8	17	—		17
(17)	Total Other Expense	(34)	—		(34)	(24)	—		(24)

(18)	Income From Continuing Operations Before Income Taxes	106	3		109	84	4		88
(19)	Income taxes	39	1		40	30	1		31
(20)	Income From Continuing Operations	67	2		69	54	3		57
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Income	$67	$2		$69	$54	$3		$57

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments- Pension/OPEB actuarial assumptions: 2015, ($3) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.01 per share), ($2) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Regulatory charges: 2014, ($2) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the fourth quarter of 2015 and 421 million shares in the fourth quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    28

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2015				Year Ended December 31, 2014

		GAAP	Special Items		Operating- Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$1,011	$—		$1,011	$769	$—		$769

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	—	—		—	—	—		—
(4)	Other operating expenses	154	—		154	139	(2)	(b)	137
(5)	Pension and OPEB mark-to-market adjustment	3	(3)	(a)	—	2	(2)	(a)	—
(6)	Provision for depreciation	156	—		156	127	—		127
(7)	Amortization of regulatory assets, net	7	—		7	11	—		11
(8)	General taxes	102	—		102	70	—		70
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	422	(3)		419	349	(4)		345
(11)	Operating Income (Loss)	589	3		592	420	4		424

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	—	—		—	—	—		—
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(161)	—		(161)	(131)	—		(131)
(16)	Capitalized financing costs	44	—		44	55	—		55
(17)	Total Other Expense	(117)	—		(117)	(76)	—		(76)

(18)	Income From Continuing Operations Before Income Taxes	472	3		475	344	4		348
(19)	Income taxes	174	1		175	121	1		122
(20)	Income From Continuing Operations	298	2		300	223	3		226
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Income	$298	$2		$300	$223	$3		$226

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments-Pension/OPEB actuarial assumptions: 2015, ($3) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.01 per share), ($2) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Regulatory charges: 2014, ($2) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in 2015 and 420 million shares in 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2015				Three Months Ended December 31, 2014

		GAAP	Special Items		Operating- Non-GAAP	GAAP	Special Items		Operating- Non-GAAP
(1)	Revenues	$1,285	$—		$1,285	$1,426	$—		$1,426

	Expenses
(2)	Fuel	350	(76)	(b,e)	274	443	(98)	(b,e)	345
(3)	Purchased power	343	—		343	400	—		400
(4)	Other operating expenses	406	(7)	(b,g,h)	399	450	(24)	(a,b,g,h)	426
(5)	Pension and OPEB mark-to-market adjustment	60	(60)	(c)	—	327	(327)	(c)	—
(6)	Provision for depreciation	101	—		101	100	—		100
(7)	Amortization (deferral) of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	28	(1)	(b)	27	38	—		38
(9)	Impairment of long-lived assets	16	(16)	(d)	—	—	—		—
(10)	Total Expenses	1,304	(160)		1,144	1,758	(449)		1,309
(11)	Operating Income (Loss)	(19)	160		141	(332)	449		117

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	(9)	27	(f)	18	(1)	27	(d,f)	26
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(48)	—		(48)	(46)	—		(46)
(16)	Capitalized interest	10	—		10	9	—		9
(17)	Total Other Expense	(47)	27		(20)	(38)	27		(11)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(66)	187		121	(370)	476		106
(19)	Income taxes (benefits)	(26)	71		45	(124)	159	(b)	35
(20)	Income (Loss) From Continuing Operations	(40)	116		76	(246)	317		71
(21)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(22)	Net Income (Loss)	$(40)	$116		$76	$(246)	$317		$71

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2014, ($4) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015, ($1) million included in "Fuel", ($1) million included in "Other operating expenses", and ($1) million included in "General taxes". 2014 ($0.17 per share), ($87) million included in "Fuel", ($2) million included in "Other operating expenses", and $15 million included in "Income taxes (benefits)".

(c)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2015 ($0.09 per share), ($60) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.48 per share), ($327) million included in "Pension and OPEB mark-to-market adjustment".

(d)
Impact of non-core asset sales/impairments: 2015 ($0.03 per share), ($16) million included in "Impairment of long-lived assets". 2014 ($0.01 per share), $3 million included in "Investment Income (loss)".

(e)	Merger accounting - commodity contracts: 2015 ($0.11 per share), ($75) million included in "Fuel". 2014 ($0.03 per share), ($11) million included in "Fuel".
(f)	Trust securities impairment: 2015 ($0.04 per share), $27 million included in "Investment income (loss)". 2014 ($0.04 per share), $24 million included in "Investment income (loss)".
(g)	Retail repositioning charges: 2015 ($0.02 per share), ($15) million included in "Other operating expenses". 2014 ($0.02 per share), ($12) million included in "Other operating expenses".
(h)	Mark-to-market adjustments-Other: 2015 (($0.01) per share), $9 million included in "Other operating expenses". 2014 ($0.01 per share), ($6) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the fourth quarter of 2015 and 421 million shares in the fourth quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2015				Year Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$5,384	$(5)	(b,e)	$5,379	$6,289	$—		$6,289

	Expenses
(2)	Fuel	1,322	(123)	(b,c)	1,199	1,713	(220)	(b,c)	1,493
(3)	Purchased power	1,456	—		1,456	2,150	—		2,150
(4)	Other operating expenses	1,670	32	(a,b,h,i)	1,702	2,075	(174)	(a,b,h,i)	1,901
(5)	Pension and OPEB mark-to-market adjustment	60	(60)	(d)	—	327	(327)	(d)	—
(6)	Provision for depreciation	394	—		394	387	—		387
(7)	Amortization of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	140	(2)	(b)	138	171	(2)	(b)	169
(9)	Impairment of long-lived assets	34	(34)	(e)	—	—	—		—
(10)	Total Expenses	5,076	(187)		4,889	6,823	(723)		6,100
(11)	Operating Income (Loss)	308	182		490	(534)	723		189

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	(8)	8	(g)	—
(13)	Investment income (loss)	(16)	90	(f)	74	54	36	(e,f)	90
(14)	Impairment of equity method investment	—	—		—	—	—		—
(15)	Interest expense	(192)	—		(192)	(189)	—		(189)
(16)	Capitalized interest	39	—		39	37	—		37
(17)	Total Other Expense	(169)	90		(79)	(106)	44		(62)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	139	272		411	(640)	767		127
(19)	Income taxes (benefits)	50	101		151	(223)	265	(b)	42
(20)	Income (Loss) From Continuing Operations	89	171		260	(417)	502		85
(21)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(22)	Net Income (Loss)	$89	$171		$260	$(331)	$424		$93

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses". 2014 ($0.01 per share), ($4) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015 ($0.04 per share), ($2) million included in "Revenues", ($13) million included in "Fuel", ($9) million included in "Other operating expenses", and ($2) million included in "General taxes". 2014 ($0.34 per share), ($178) million included in "Fuel", ($26) million included in "Other operating expenses", ($2) million included in "General taxes", and $15 million included in "Income taxes (benefits)".

(c)	Merger accounting - commodity contracts: 2015 ($0.16 per share), ($110) million included in "Fuel". 2014 ($0.07 per share), ($42) million included in "Fuel".
(d)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2015 ($0.09 per share), ($60) million included in "Pension and OPEB mark-to-market adjustment". 2014 ($0.48 per share), ($327) million included in "Pension and OPEB mark-to-market adjustment".

(e)
Impact of non-core asset sales/impairments: 2015 ($0.05 per share), ($3) million included in "Revenues", and ($34) million included in "Impairment of long-lived assets". 2014 (($0.17) per share), $3 included in "Investment income (loss)", and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.13 per share), $90 million included in "Investment income (loss)". 2014 ($0.05 per share), $33 million included in "Investment income (loss)".
(g)	Loss on debt redemptions: 2014 ($0.01 per share), $8 million included in "Loss on debt redemption".
(h)	Retail repositioning charges: 2015 ($0.05 per share), ($31) million included in "Other operating expenses". 2014 ($0.11 per share), ($70) million included in "Other operating expenses".
(i)	Mark-to-market adjustments-Other: 2015 (($0.11) per share), $73 million included in "Other operating expenses". 2014 ($0.11 per share), ($74) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in 2015 and 420 million shares in 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    31

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended December 31, 2015				Three Months Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$(200)	$—		$(200)	$(272)	$—		$(272)

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	(123)	—		(123)	(195)	—		(195)
(4)	Other operating expenses	(69)	—		(69)	(85)	—		(85)
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—	—		—
(6)	Provision for depreciation	16	—		16	15	—		15
(7)	Amortization (deferral) of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	7	—		7	3	—		3
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	(169)	—		(169)	(262)	—		(262)
(11)	Operating Income (Loss)	(31)	—		(31)	(10)	—		(10)

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	(8)	2	(a)	(6)	(6)	5	(a)	(1)
(14)	Impairment of equity method investment	(362)	362	(a)	—	—	—		—
(15)	Interest expense	(49)	—		(49)	(40)	—		(40)
(16)	Capitalized interest	2	—		2	1	—		1
(17)	Total Other Expense	(417)	364		(53)	(45)	5		(40)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(448)	364		(84)	(55)	5		(50)
(19)	Income taxes (benefits)	(175)	127		(48)	(75)	2		(73)
(20)	Income (Loss) From Continuing Operations	(273)	237		(36)	20	3		23
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Income (Loss)	$(273)	$237		$(36)	$20	$3		$23

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Impact of non-core asset sales/impairments: 2015 ($0.56 per share), $2 million included in "Investment income", and $362 million included in "Impairment of equity method investment". 2014, $5 million included in "Investment income (loss)".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 423 million shares in the fourth quarter of 2015 and 421 million shares in the fourth quarter of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    32

FirstEnergy Corp.
Corporate/Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Year Ended December 31, 2015				Year Ended December 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$(994)	$—		$(994)	$(1,111)	$—		$(1,111)

	Expenses
(2)	Fuel	—	—		—	—	—		—
(3)	Purchased power	(686)	—		(686)	(819)	—		(819)
(4)	Other operating expenses	(317)	—		(317)	(333)	6	(a)	(327)
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—	—		—
(6)	Provision for depreciation	60	—		60	48	—		48
(7)	Amortization of regulatory assets, net	—	—		—	—	—		—
(8)	General taxes	33	—		33	28	—		28
(9)	Impairment of long-lived assets	—	—		—	—	—		—
(10)	Total Expenses	(910)	—		(910)	(1,076)	6		(1,070)
(11)	Operating Loss	(84)	—		(84)	(35)	(6)		(41)

	Other Income (Expense)
(12)	Loss on debt redemptions	—	—		—	—	—		—
(13)	Investment income (loss)	(48)	13	(b)	(35)	(38)	17	(b)	(21)
(14)	Impairment of equity method investment	(362)	362	(b)	—	—	—		—
(15)	Interest expense	(193)	—		(193)	(164)	—		(164)
(16)	Capitalized interest	9	—		9	12	—		12
(17)	Total Other Expense	(594)	375		(219)	(190)	17		(173)

(18)	Loss From Continuing Operations Before Income Tax Benefits	(678)	375		(303)	(225)	11		(214)
(19)	Income tax benefits	(251)	131		(120)	(167)	6		(161)
(20)	Loss From Continuing Operations	(427)	244		(183)	(58)	5		(53)
(21)	Discontinued operations (net of income tax benefits)	—	—		—	—	—		—
(22)	Net Loss	$(427)	$244		$(183)	$(58)	$5		$(53)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Litigation resolution: 2014 (($0.01) per share), $6 million included in "Other operating expenses".
(b)
Impact of non-core asset sales/impairments: 2015 ($0.57 per share), $13 million included in "Investment income (loss)", and $362 million included in "Impairment of equity method investment. 2014 ($0.02 per share), $17 million included in "Investment income (loss)".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 422 million shares in 2015 and 420 million shares in 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended December 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2015 Net Income (Loss) - GAAP	$20	$67	$(40)	$(273)	$(226)

4Q 2015 Basic EPS (avg. shares outstanding 423M)	$0.05	$0.16	$(0.10)	$(0.64)	$(0.53)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.26	—	0.09	—	0.35
Other	—	—	(0.01)	—	(0.01)
Merger accounting - commodity contracts	—	—	0.11	—	0.11
Regulatory charges	0.01	—	—	—	0.01
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.03	0.56	0.59
Trust securities impairment	—	—	0.04	—	0.04
Total Special Items	$0.27	$—	$0.28	$0.56	$1.11
Basic EPS - Operating (Non-GAAP)	$0.32	$0.16	$0.18	$(0.08)	$0.58

Three Months Ended December 31, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2014 Net Income (Loss) - GAAP	$(134)	$54	$(246)	$20	$(306)

4Q 2014 Basic EPS (avg. shares outstanding 421M)	$(0.31)	$0.13	$(0.59)	$0.04	$(0.73)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.74	0.01	0.48	—	1.23
Other	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Regulatory charges	0.02	—	—	—	0.02
Retail repositioning charges	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Trust securities impairment	—	—	0.04	—	0.04
Plant deactivation costs	—	—	0.17	—	0.17
Total Special Items	$0.76	$0.01	$0.76	$—	$1.53
Basic EPS - Operating (Non-GAAP)	$0.45	$0.14	$0.17	$0.04	$0.80

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2015                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Year Ended December 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income (Loss) - GAAP	$618	$298	$89	$(427)	$578

2015 Basic EPS (avg. shares outstanding 422M)	$1.46	$0.71	$0.21	$(1.01)	$1.37
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.26	—	0.09	—	0.35
Other	—	—	(0.11)	—	(0.11)
Merger accounting - commodity contracts	—	—	0.16	—	0.16
Regulatory charges	0.07	—	—	—	0.07
Retail repositioning charges	—	—	0.05	—	0.05
Impact of non-core asset sales/impairments	0.01	—	0.05	0.57	0.63
Trust securities impairment	0.02	—	0.13	—	0.15
Plant deactivation costs	—	—	0.04	—	0.04
Total Special Items	$0.36	$—	$0.41	$0.57	$1.34
Basic EPS - Operating (Non-GAAP)	$1.82	$0.71	$0.62	$(0.44)	$2.71

Year Ended December 31, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$465	$223	$(331)	$(58)	$299

2014 Basic EPS (avg. shares outstanding 420M)	$1.11	$0.53	$(0.79)	$(0.14)	$0.71
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.74	0.01	0.48	—	1.23
Other	—	—	0.11	—	0.11
Merger accounting - commodity contracts	—	—	0.07	—	0.07
Regulatory charges	0.07	—	0.01	—	0.08
Retail repositioning charges	—	—	0.11	—	0.11
Impact of non-core asset sales/impairments	—	—	(0.17)	0.02	(0.15)
Trust securities impairment	0.01	—	0.05	—	0.06
Plant deactivation costs	—	—	0.34	—	0.34
Litigation resolution	—	—	—	(0.01)	(0.01)
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	$0.82	$0.01	$1.01	$0.01	$1.85
Basic EPS - Operating (Non-GAAP)	$1.93	$0.54	$0.22	$(0.13)	$2.56

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Recent Developments

Financial Matters
Dividend
On January 19, 2016, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable March 1, 2016, to shareholders of record as of February 5, 2016.

Fitch Ratings Actions
On December 8, 2015, Fitch Ratings affirmed FE's long-term Issuer Default Rating (IDR) of BB+ and revised the Rating Outlook to Positive from Stable. Fitch also affirmed FE's senior unsecured debt rating at BB+. The positive outlook considers FE’s December stipulation in the Ohio utilities' Electric Security Plan IV (ESP IV) rate proceeding, including a separate 8-year power purchase agreement.

Moody’s Investors Service Actions
On December 10, 2015, Moody's affirmed the Baa3 issuer and senior unsecured ratings at FE, FES, and AE Supply. The outlook on all three companies is stable. The affirmation follows the comprehensive settlement agreement filed on December 1, 2015, by FE's Ohio utilities on their proposed ESP IV.

Investment in Global Holding
During the fourth quarter, given the continued decline in coal pricing, the current outlook for the coal market, including the significant decline in the market capitalization of coal companies, FE recognized a $362 million pre-tax, non-cash impairment charge associated with its investment in Global Holding, the holding company for a joint venture in the Signal Peak mining and coal transportation operation with coal sales in the U.S. and international markets.

Operational Matters
Beaver Valley Unit 2 Refueling Outage
On October 30, 2015, the 933-MW Beaver Valley Unit 2 returned to service following a scheduled month-long shutdown for refueling and maintenance. During the outage, one-third of the plant's 157 fuel assemblies were exchanged. Numerous inspections and preventative maintenance and improvement projects were completed to ensure continued safe and reliable operations.

Regulatory Matters
Davis-Besse Receives License Renewal
On December 8, 2015, FirstEnergy Nuclear Operating Company announced that the Nuclear Regulatory Commission approved a 20-year license extension for the Davis-Besse Nuclear Power Station allowing the unit to operate until 2037. The plant’s original license was set to expire on April 22, 2017.

ESP IV Update
On December 1, 2015, FE’s Ohio utilities filed with the Public Utilities Commission of Ohio (PUCO) a Third Supplemental Stipulation and Recommendation (Third Supplemental Stipulation) in their ESP IV. Together with previous stipulations, the Third Supplemental Stipulation sets forth ambitious steps to safeguard customers against retail price increases in future years, deploy new energy

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efficiency programs, and provide a clear path to a cleaner energy future by reducing carbon emissions. The PUCO staff and 16 other parties were signatories to the settlement agreement.
Key provisions:

•
An eight-year retail rate stability rider designed to help protect customers against rising retail price increases and market volatility, while helping preserve vital baseload power plants that serve Ohio customers and preserve $1 billion in annual statewide economic benefits, including tax revenues, and an estimated 3,000 direct and indirect family-sustaining jobs in the state. The plants involved include the Davis-Besse Nuclear Power Station, the W.H. Sammis Plant, and a portion of the output of Ohio Valley Electric Corporation units.

•	A goal to reduce carbon dioxide (CO2) emissions across FE's six-state footprint by at least 90 percent below 2005 levels by 2045.

•	More than $102 million to help low-income customers with bill payment and energy efficiency programs, along with economic development funding for Ohio communities.

•	A contemplated continuation of the base distribution rate freeze through May 31, 2024.

•
Filing a report by November 1, 2016, as part of the Ohio utilities' resource diversification commitment highlighting their then-current strategy regarding promoting fuel diversification and carbon reduction.

•	A commitment to make a filing to evaluate future initiatives for smart meter/smart grid technologies across the Ohio utilities' service area for PUCO consideration and approval.
Hearings on the Third Supplemental Stipulation began on January 14, 2016 and concluded on January 22, 2016. Initial briefs were filed on February 16, 2016 and reply briefs are due on February 26, 2016.
The PUCO is expected to rule on the settlement by the end of March 2016.
On January 27, 2016, certain entities filed a complaint at FERC against FES and FE's Ohio utilities. The complaint requests FERC review of the proposed PPA under Section 205 of the Federal Power Act. FE intends to vigorously defend against such challenges.

Pennsylvania Long Term Infrastructure Improvement Plans (LTIIPs)
On October 19, 2015, FirstEnergy's Pennsylvania utilities (Metropolitan Edison Company (ME), Pennsylvania Electric Company (PN), Pennsylvania Power Company (PP) and West Penn Power Company (WP)) filed LTIIPs with the Pennsylvania Public Utility Commission (PAPUC) for infrastructure improvement over the five year period from 2016 to 2020 for $245 million. The amounts submitted were as follows: WP $88.3 million; PN $56.7 million; PP $56.4 million; ME $43.4 million. Upgrading the distribution system more quickly through an LTIIP is intended to enhance and modernize services to customers and maintain or improve overall system reliability and resiliency.
On February 11, 2016, the PAPUC approved the Pennsylvania utilities LTIIPs. On February 16, 2016, the Pennsylvania utilities filed Distribution System Improvement Charge (DSIC) riders for PAPUC approval for quarterly cost recovery associated with the capital projects approved in the LTIIPs. The DSIC riders are expected to be effective July 1, 2016.

West Virginia Expanded Net Energy Costs (ENEC) Settlement
On August 14, 2015, Monongahela Power Company (MP) and The Potomac Edison Company (PE) filed their annual ENEC case with the Public Service Commission of West Virginia (WVPSC) proposing an approximate $165.1 million annual increase in rates effective January 1, 2016 or before, which would be a 12.5% increase over existing rates.

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On November 19, 2015, a settlement was presented to the WVPSC increasing revenues $96.9 million and deferring other costs for recovery into 2017.
On December 22, 2015, the WVPSC issued its final order approving the settlement with rates effective on January 1, 2016.

West Virginia Vegetation Management Settlement
On August 31, 2015, MP and PE filed with the WVPSC their biennial petition for reconciliation of the Vegetation Management Surcharge and regular review of the program.
On November 19, 2015, a settlement was presented to the WVPSC increasing revenues $36.7 million, annually, for the 2016/2017 period.
On December 21, 2015, the WVPSC approved the settlement without changes with rates effective on January 1, 2016.

Other Matters
Thomas N. Mitchell Elected to Board of Directors
On January 19, 2016, FE announced that Thomas N. Mitchell, 60, was elected to the company’s Board of Directors. Mitchell is a nuclear industry veteran with 38 years of experience, including leadership positions at key industry groups including the World Association of Nuclear Operators (WANO), the Institute of Nuclear Power Operations (INPO), the Nuclear Energy Institute (NEI) and the Electric Power Research Institute (EPRI). The election of Mitchell brings the size of FE’s Board to 14 members.

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Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, the proposed transmission asset transfer to Mid-Atlantic Interstate Transmission, LLC, and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, coal combustion residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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